                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                   May 2, 2005
                                   -----------
                Date of Report (Date of earliest event reported)

                       EXCHANGE NATIONAL BANCSHARES, INC.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)

             Missouri                     0-23636               43-1626350
             --------                     -------               ----------
(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
        incorporation)                                    Identification Number)

               132 East High Street, Jefferson City, MO    65101
             -----------------------------------------------------
             (Address of principal executive offices)   (Zip Code)

                                 (573) 761-6100
                                 --------------
               Registrant's telephone number, including area code

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

      As previously reported, our Company, Exchange National Bancshares, Inc., completed its acquisition of Bank 10, a Missouri state bank. This Current Report on Form 8-K/A is filed to include the financial statements of Bank 10 required by Item 9.01(a) of Form 8-K and the pro forma financial statements required by
Item 9.01(b) of Form 8-K.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

      On May 2, 2005, our Company, Exchange National Bancshares, Inc., completed its acquisition of 100% of the outstanding capital stock of Bank 10, a Missouri state bank with offices in the Missouri communities of Belton, Drexel, Harrisonville, Independence and Raymore, Missouri. The press release that our Company used to announce the completion of this acquisition is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

      The terms and conditions of the acquisition were provided in an Acquisition Agreement dated January 28, 2005 among our Company, Drexel Bancshares, Inc., and certain other persons and entities, which Acquisition Agreement was amended by an Agreement Altering Transaction Structure dated February 28, 2005 between our Company, Drexel Bancshares and the representative for the shareholders of Drexel Bancshares. A copy of the Acquisition Agreement was attached as Exhibit 2.1 to our Company's Current Report on Form 8-K dated February 28, 2005 and is incorporated herein by reference. A copy of the Agreement Altering Transaction Structure was attached as Exhibit 2.1.1 to our Company's Current Report on Form 8-K dated February 28, 2005 and is incorporated herein by reference.

      Under the terms of the Acquisition Agreement, as amended by an Agreement Altering Transaction Structure, the purchase price payable to Drexel Bancshares, Inc. for the outstanding capital stock of Bank 10 was an amount in cash equal to $32,862,000, plus (or minus) any amount by which the book value of Bank 10 as of the business day preceding the closing date was greater (or less) than $13,144,800, subject to further adjustments to eliminate any unrealized gain or loss in Bank 10's investment portfolio and to cause Bank 10's reserve for loan losses to be at least 1.1% of the amount of its outstanding loans. In applying these terms at the transaction closing, the purchase price for all of the outstanding shares of Bank 10's common stock was determined to be approximately $33,988,000. This amount was paid by our Company to Drexel Bancshares in cash at the May 2, 2005 transaction closing. A final purchase adjustment of $32,000 was made on June 27, 2005 resulting in a final purchase consideration of $34,020,000.

      The foregoing description of our Company's acquisition of Bank 10 does not purport to be complete and is qualified in its entirety by reference to the full text of the Acquisition Agreement and the Agreement Altering Transaction Structure referred to above, each of which was previously filed with our Company's Current Report on Form 8-K dated February 28, 2005.

      Statements made in this report, including the exhibits hereto, that suggest our Company's or our management's intentions, hopes, beliefs, expectations, or predictions of the future constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and include statements suggesting that the acquisition would be accretive to our Company's earnings per share. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among other things, the following possibilities: (i) revenues following the acquisition may be lower than expected; (ii) competitive pressure among depository institutions may increase significantly; (iii) costs related to the integration of Bank 10 may be greater than expected; (iv) changes in the interest rate environment may reduce interest margins; and (v) general economic conditions, either nationally or in our market, may be less favorable than expected. Additional information concerning factors that could cause actual results to differ materially from those projected in such forward-looking statements is contained from time to time in Exchange's quarterly and annual reports filed with the Securities and Exchange Commission.

ITEM 9.01. FINANCIAL STATEMENTS AND OTHER EXHIBITS

(a)   Financial Statements of Business Acquired

      The following financial statements of Bank 10, together with the report of the independent registered public accounting firm, are included in this Current Report on Form 8-K/A:

Description                                                                               Page
-----------                                                                               ----
Report of Independent Registered Public Accounting Firm                                     6

Balance Sheet as of December 31, 2004                                                       7

Statement of Income for the year ended December 31, 2004                                    8

Statement of Stockholder's Equity for the year ended December 31, 2004                      9

Statement of Cash Flows for the year ended December 31, 2004                               10

Notes to Financial Statements                                                              11

Unaudited Balance Sheet as of March 31, 2005                                               26

Unaudited Statements of Income for the three months ended March 31, 2005 and 2004          27

Unaudited Statements of Cash Flows for the three months ended March 31, 2005 and 2004      28

Notes to Unaudited Financial Statements                                                    30

(b)   Pro Forma Financial Information

      The following pro forma financial information reflecting our Company's acquisition of Bank 10 is included in this Current Report on Form 8-K/A:

Description                                                                               Page
-----------                                                                               ----
Unaudited Proforma Consolidated Balance Sheet as of March 31, 2005                         33

Unaudited Proforma Consolidated Statement of Income for the year ended                     34
December 31, 2004

Unaudited Proforma Consolidated Statement of Income for the three months ended             35
March 31, 2005

(c)   Exhibits

Exhibit No.                                     Description
-----------                                     -----------
2.1            Acquisition Agreement, dated January 28, 2005 among Exchange National
               Bancshares, Inc., 2005 Acquisition Company, Inc., Drexel Bancshares, Inc.,

          and the shareholders of Drexel Bancshares, Inc. (filed as Exhibit 2.1 to our
          Company's Current Report on Form 8-K dated February 28, 2005 and incorporated herein by reference).

2.1.1     Agreement Altering Transaction Structure, dated February 28, 2005, among
          Exchange National Bancshares, Inc., Drexel Bancshares, Inc., and the
          shareholder representative of the shareholders of Drexel Bancshares, Inc.
          (filed as Exhibit 2.1.1 to our Company's Current Report on Form 8-K dated
          February 28, 2005 and incorporated herein by reference).

23.1      Consent of Independent Registered Public Accounting Firm.

99.1      Press Release of Exchange National Bancshares, Inc. dated May 2, 2005 (filed as Exhibit 99.1 to the original filing of our Company's Current Report on Form 8-K dated May 2, 2005 and incorporated herein by reference).

                                      * * *

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           EXCHANGE NATIONAL BANCSHARES, INC.

Dated: July 15, 2005

                                           By: /s/ James E. Smith
                                               ------------------------------
                                                   James E. Smith
                                                   Chairman & CEO

                                     BANK 10

             (A WHOLLY OWNED SUBSIDIARY OF DREXEL BANCSHARES, INC.)

                              Financial Statements

                                December 31, 2004

     (With Report of Independent Registered Public Accounting Firm Thereon)

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Bank 10:

We have audited the accompanying balance sheet of Bank 10, a wholly owned subsidiary of Drexel Bancshares, Inc., as of December 31, 2004, and the related statements of income, stockholder's equity and comprehensive income, and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Bank's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bank 10 as of December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP
St. Louis, Missouri
July 15, 2005

                                     BANK 10

             (A Wholly Owned Subsidiary of Drexel Bancshares, Inc.)

                                  Balance Sheet
                                December 31, 2004

                                   ASSETS
Loans, net of allowance for loan losses of $1,356,477                         $ 127,259,180
Investment in available-for-sale debt and equity securities, at fair value       26,469,003
Federal funds sold                                                                3,049,000
Cash and due from banks                                                           6,867,227
Premises and equipment                                                            5,345,314
Accrued interest receivable                                                       1,137,669
Cash surrender value - life insurance                                             1,486,968
Other assets                                                                        126,010
                                                                              -------------
                Total assets                                                  $ 171,740,371
                                                                              =============
                    LIABILITIES AND STOCKHOLDER'S EQUITY

Deposits:
     Demand                                                                   $  24,020,430
     NOW                                                                         13,591,817
     Savings                                                                      9,865,319
     Money market                                                                25,828,897
     Time deposits $100,000 and over                                             22,562,009
     Other time deposits                                                         44,447,392
                                                                              -------------
                Total deposits                                                  140,315,864

Securities sold under agreements to repurchase                                      946,240
Interest-bearing demand notes to U.S. Treasury                                       19,857
Other borrowed money                                                             16,270,909
Accrued interest payable                                                            169,564
Other liabilities                                                                   380,924
                                                                              -------------
                Total liabilities                                               158,103,358
                                                                              -------------

Stockholder's equity:
     Common stock, $100 par value. Authorized 1,000 shares;
         issued 1,000 shares at December 31, 2004                                   100,000
     Surplus                                                                      1,150,000
     Retained earnings                                                           12,472,389
     Accumulated other comprehensive loss                                           (85,376)
                                                                              -------------
                Total stockholder's equity                                       13,637,013
                                                                              -------------
                Total liabilities and stockholder's equity                    $ 171,740,371
                                                                              =============

See accompanying notes to financial statements.

                                     BANK 10

             (A Wholly Owned Subsidiary of Drexel Bancshares, Inc.)

                               Statement of Income
                          Year ended December 31, 2004

Interest income:
  Interest and fees on loans                                        $    7,981,078
  Interest and dividends on debt and equity securities:
     Securities of U.S. government agencies                                355,237
     Obligations of states and political subdivisions                      303,475
     Other securities                                                       22,124
  Interest on federal funds sold                                            83,547
                                                                    --------------
          Total interest income                                          8,745,461
                                                                    --------------
Interest expense:
  NOW accounts                                                              40,564
  Savings accounts                                                          45,625
  Money market accounts                                                    391,236
  Time deposit accounts $100,000 and over                                  405,470
  Other time deposit accounts                                              962,411
  Securities sold under agreements to repurchase                            11,274
  Federal funds purchased                                                      763
  Other borrowed money                                                     495,421
                                                                    --------------
          Total interest expense                                         2,352,764
                                                                    --------------
          Net interest income                                            6,392,697
Provision for loan losses                                                   11,829
                                                                    --------------
          Net interest income after provision for loan losses            6,380,868
                                                                    --------------
Noninterest income:
  Service charges on deposit accounts                                    1,552,947
  Other                                                                    176,009
                                                                    --------------
          Total noninterest income                                       1,728,956
                                                                    --------------
Noninterest expense:
  Salaries and employee benefits                                         3,115,130
  Occupancy expense, net                                                   358,262
  Furniture and equipment expense                                          338,435
  Processing expense                                                       350,898
  Advertising and promotion                                                172,990
  Postage and printing and supplies                                        270,631
  Other                                                                    607,406
                                                                    --------------
          Total noninterest expense                                      5,213,752
                                                                    --------------
          Income before income taxes                                     2,896,072
Income taxes                                                                16,653
                                                                    --------------
          Net income                                                $    2,879,419
                                                                    ==============

See accompanying notes to financial statements.

                                     BANK 10

             (A Wholly Owned Subsidiary of Drexel Bancshares, Inc.)

        Statement of Stockholder's Equity and Comprehensive Income (Loss)
                          Year Ended December 31, 2004

                                                                                       ACCUMULATED       TOTAL
                                                                                         OTHER           STOCK-
                                                  COMMON                  RETAINED    COMPREHENSIVE     HOLDER'S
                                                   STOCK      SURPLUS     EARNINGS    INCOME (LOSS)      EQUITY
                                                ----------   ---------   ----------   -------------    ----------
Balance, December 31, 2003                      $  100,000   1,150,000   10,879,470         197,647    12,327,117
Comprehensive income:
 Net income                                             --          --    2,879,419              --     2,879,419
 Other comprehensive loss:
  Unrealized loss on debt
    and equity securities available-for-sale            --          --           --        (283,023)     (283,023)
                                                                                                       ----------
    Total other comprehensive loss                                                                       (283,023)
                                                                                                       ----------
    Total comprehensive income                                                                          2,596,396
                                                                                                       ----------
Cash dividends declared                                 --          --   (1,286,500)             --    (1,286,500)
                                                ----------   ---------   ----------   -------------    ----------
Balance, December 31, 2004                      $  100,000   1,150,000   12,472,389         (85,376)   13,637,013
                                                ==========   =========   ==========   =============    ==========

See accompanying notes to financial statements.

                                     BANK 10

             (A Wholly Owned Subsidiary of Drexel Bancshares, Inc.)

                             Statement of Cash Flows

                          Year Ended December 31, 2004

Cash flows from operating activities:
Net income                                                                     $  2,879,419
  Adjustments to reconcile net income to net cash
    cash provided by operating activities:
     Provision for loan losses                                                       11,829
     Depreciation expense                                                           316,955
     Net amortization of debt securities premiums and discounts                     150,003
     Increase in accrued interest receivable                                        (70,865)
     Increase in cash surrender value - life insurance                              (55,291)
     Increase in other assets                                                       (64,128)
     Increase in accrued interest payable                                            46,905
     Increase in other liabilities                                                   94,067
     Loss on disposition of premises and equipment                                    6,994
     Loss on sale other real estate owned                                            12,954
                                                                               ------------
        Net cash provided by operating activities                                 3,328,842

Cash flows from investing activities:
    Net increase in loans                                                       (19,137,626)
    Purchase of available-for-sale debt securities                              (15,600,990)
    Proceeds from maturities of available-for-sale debt securities                6,503,656
    Proceeds from calls of available-for-sale debt securities                     2,384,000
    Purchase of premises and equipment                                             (331,109)
    Proceeds from dispositions of premises and equipment                             46,500
    Proceeds from sales of other real estate owned and repossessions              1,154,286
                                                                               ------------
        Net cash used in investing activities                                  $(24,981,283)
                                                                               ------------

Cash flows from financing activities:
  Net increase in demand deposits                                              $  3,008,722
  Net decrease in interest-bearing transaction accounts                          (6,019,071)
  Net increase in time deposits                                                  23,173,437
  Net increase in securities sold under agreements to repurchase                    392,386
  Net decrease in interest-bearing demand notes to U.S. Treasury                    (38,877)
  Proceeds from Federal Home Loan Bank borrowings                                 5,200,000
  Repayment of Federal Home Loan Bank borrowings                                    (11,818)
  Cash dividends paid                                                            (1,286,500)
                                                                               ------------
        Net cash provided by financing activities                                24,418,279

Net decrease in cash and cash equivalents                                         2,765,838
Cash and cash equivalents, beginning of year                                      7,150,389
                                                                               ------------
Cash and cash equivalents, end of year                                         $  9,916,227
                                                                               ============

Supplemental disclosure of cash flow information -
  Cash paid during year for:
    Interest                                                                   $  2,305,859
    Income taxes                                                                          -

Supplemental schedule of noncash investing activities -
  Other real estate and repossessions
    acquired in settlement of loans                                            $  1,180,914

See accompanying notes to financial statements.

                                     BANK 10

             (A Wholly Owned Subsidiary of Drexel Bancshares, Inc.)

                          Notes to Financial Statements
                                December 31, 2004

(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Bank 10 (the Company) a wholly owned subsidiary of Drexel Bancshares, Inc., provides a full range of banking services to individual and corporate customers through Belton, Independence, Harrisonville and Raymore, Missouri. The Company is subject to competition from other financial and nonfinancial institutions providing financial products. Additionally, the Company is subject to the regulations of certain regulatory agencies and undergoes periodic examinations by those regulatory agencies.

      The financial statements of the Company have been prepared in conformity with U.S. generally accepted accounting principles and conform to predominant practices within the banking industry. The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions, including the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosure or in satisfaction of loans, which affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      The significant accounting policies used by the Company in the preparation of the financial statements are summarized below:

            LOANS

            Loans are stated at unpaid principal balance amount less unearned income and the allowance for loan losses. Income on loans is accrued on a simple-interest basis.

            Loans are placed on nonaccrual status when management believes that the borrower's financial condition, after consideration of business conditions and collection efforts, is such that collection of interest is doubtful. Interest accrued in the current year is reversed against interest income. A loan remains on nonaccrual status until the loan is current as to payment of both principal and interest, and/or the borrower demonstrates the ability to pay and remain current.

            Loan origination fees are deferred and recognized using a straight line basis over the life of the loan.

            ALLOWANCE FOR LOAN LOSSES

            The allowance for loan losses is increased by provisions charged to expense and is reduced by loan charge-offs, net of recoveries. Management utilizes a systematic, documented approach in determining an adequate allowance for loan losses. Management's approach, which provides for general and specific valuation allowances, is based on current economic conditions, past losses, collection experience, risk characteristics of the portfolio, assessment of collateral values by obtaining independent appraisals for significant properties, and such other factors, which, in management's judgment, deserve current recognition in estimating loan losses.

            Management believes the allowance for loan losses is adequate to absorb probable losses in the loan portfolio. While management uses available information to recognize loan losses,

                                     BANK 10

                          Notes to Financial Statements

                                December 31, 2004

            future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses. Such agencies may require the Company to increase the allowance for loan losses based on their judgment about information available to them at the time of their examination.

            A loan is considered impaired when it is probable a creditor will be unable to collect all amounts due, both principal and interest, according to the contractual terms of the loan agreement. When measuring impairment, the expected future cash flows of an impaired loan are discounted at the loan's effective interest rate. Alternatively, impairment is measured by reference to an observable market price, if one exists, or the fair value of the collateral for a collateral-dependent loan. Regardless of the historical measurement method used, the Company measures impairment based on the fair value of the collateral when foreclosure is probable. Additionally, impairment of a restructured loan is measured by discounting the total expected future cash flows at the loan's effective rate of interest as stated in the original loan agreement. The Company follows its nonaccrual method for recognizing interest income on impaired loans.

            INVESTMENT IN DEBT AND EQUITY SECURITIES

            At the time of purchase, debt securities are classified into one of two categories: available-for-sale or held-to-maturity. Held-to-maturity securities are those securities which the Company has the ability and positive intent to hold until maturity. All equity securities and debt securities not classified as held-to-maturity, are classified as available-for-sale.

            Available-for-sale securities are recorded at fair value. Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization of premiums or discounts. Unrealized gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and reported as accumulated other comprehensive income, a separate component of stockholders' equity, until realized.

            Premiums and discounts are amortized using the interest method over the lives of the respective securities, with consideration of historical and estimated prepayment rates for mortgage-backed securities, as an adjustment to yield. Dividend and interest income are recognized when earned. Realized gains and losses for securities classified as available-for-sale are included in earnings based on the specific identification method for determining the cost of securities sold.

            A decline in the market value of any available-for-sale or held-to-maturity security below cost that is deemed other than temporary results in a charge to earnings and the establishment of a new cost basis for the security. To determine whether an impairment is other-than-temporary, the Company considers whether it has the ability and intent to hold the investment

                                                                     (Continued)

                                     BANK 10

                          Notes to Financial Statements

                                December 31, 2004

            until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to year-end, and forecasted performance of the investee.

            The Company, a member of the Federal Home Loan Bank System (FHLB) administered by the Federal Housing Finance Board, is required to maintain an investment in the capital stock of the FHLB in an amount equal to 0.12% of the Company's total assets, plus 4.45% of advances from the FHLB to the Company.

            PREMISES AND EQUIPMENT

            Premises and equipment are stated at cost less accumulated depreciation. Depreciation applicable to buildings and improvements and furniture and equipment is charged to expense using straight-line and accelerated methods over the estimated useful lives of the assets. Such lives are estimated to be 7 to 40 years for buildings and improvements and 3 to 10 years for furniture and equipment. Maintenance and repairs are charged to expense as incurred.

            IMPAIRMENT OF LONG-LIVED ASSETS

            In August 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 144, (SFAS No. 144) Accounting for the Impairment or Disposal of Long-Lived Assets.

            In accordance with SFAS No. 144, long-lived assets, such as premises and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

            OTHER REAL ESTATE

            Other real estate, included in other assets in the accompanying balance sheets, is recorded at fair value, less estimated selling costs. If the fair value of other real estate declines subsequent

                                                                     (Continued)

                                     BANK 10

                          Notes to Financial Statements

                                December 31, 2004

            to foreclosure, the difference is recorded as a valuation allowance through a charge to expense. Subsequent increases in fair value are recorded through a reversal of the valuation allowance. Expenses incurred in maintaining the properties are charged to expense.

            STATEMENT OF CASH FLOWS

            For the purpose of the statement of cash flows, cash and cash equivalents consist of federal funds sold, and cash and due from banks.

            COMPREHENSIVE INCOME

            The Company reports comprehensive income in the statement of stockholder's equity and comprehensive income.

            RECENTLY ISSUED ACCOUNTING STANDARDS

            SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, was issued in May 2003. This statement establishes standards for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The statement also includes required disclosures for financial instruments within its scope. For the Company, the statement was effective for instruments entered into or modified after May 31, 2003 and otherwise was effective as of January 1, 2004, except for mandatorily redeemable financial instruments. For certain mandatorily redeemable financial instruments, the statement will be effective for the Company on January 1, 2005. The effective date has been deferred indefinitely for certain other types of manditorily redeemable financial instruments. The Company currently does not have any financial instruments that are within the scope of SFAS No. 150.

            In November 2003, the Emerging Issues Tasks Force (EITF) reached a consensus on certain disclosure requirements under EITF Issue No. 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments. The new disclosure requirements apply to investment in debt and marketable equity securities that are accounted under SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, and SFAS No. 124, Accounting for Certain Investments Held by Not-for-Profit Organizations. Effective for fiscal years ending after December 15, 2003, companies are required to disclose information about debt or marketable equity securities with market values below carrying values. The Company has adopted the disclosure requirements of EITF Issue No. 03-1 and they are included in note 5 of this report.

            In March 2004, the EITF came to a consensus regarding EITF Issue No. 03-1. Securities in scope are those subject to SFAS No. 115 and SFAS No. 124. The EITF adopted a three-step model that requires management to determine if impairment exists, decide whether it is other than temporary, and record other than temporary losses in earnings.

            In September 2004, FASB, approved issuing a staff position to delay the requirement to record impairment losses under EITF Issue No. 03-1, but broadened the delay's scope to

                                                                     (Continued)

                                     BANK 10

                          Notes to Financial Statements

                                December 31, 2004

            include additional types of securities. As proposed, the delay would have applied only to those debt securities described in paragraph 16 of EITF Issue No. 03-1, the consensus that provides guidance for determining whether an investment's impairment is other than temporary and should be recognized in income. The approved delay will apply to all securities within the scope of EITF Issue No. 03-1 and is expected to end when new guidance is issued and comes into effect.

            In December 2003, the Accounting Standards Executive Committee, (AcSEC) issued Statement of Position 03-3, (SOP 03-3) Accounting for Certain Loans or Debt Securities Acquired in a Transfer, effective for loans acquired in fiscal years beginning after December 15, 2004. The scope of SOP 03-3 applies to "problem" loans that have been acquired, either individually in a portfolio, or in an acquisition. These loans must have evidence of credit deterioration and the purchaser must not expect to collect contractual cash flows. SOP 03-3 updates Practice Bulletin (PB) No. 6, Amortization of Discounts on Certain Acquired Loans, for more recently issued literature, including FASB Statements No. 114, Accounting by Creditors for Impairment of a Loan; No. 115, Accounting for Certain Investments in Debt and Equity Securities; and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. Additionally, it addresses FASB Statement No. 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases, which requires that discounts be recognized as an adjustment of yield over a loan's life.

            SOP 03-3 states that an institution may no longer display discounts on purchased loans within the scope of SOP 03-3 on the balance sheet and may not carry over the allowance for loan losses. For those loans within the scope of SOP 03-3, this statement clarifies that a buyer cannot carry over the seller's allowance for loan losses for the acquisition of loans with credit deterioration. Loans acquired with evidence of deterioration in credit quality since origination will need to be accounted for under a new method using an income recognition model. This prohibition also applies to purchases of problem loans not included in a purchase business combination, which would include syndicated loans purchased in the secondary market and loans acquired in portfolio sales. The Company will adopt SOP 03-3 effective January 1, 2005 and does not expect it to have a material effect on the Company's financial statements.

(2)   SUBSEQUENT EVENT

      On February 18, 2005, Exchange National Bancshares, Inc. (Exchange) entered into an agreement to acquire the Company. The transaction was consummated on May 2, 2005, at which time the Company became a wholly owned subsidiary of Exchange. Exchange purchased for cash all of the outstanding shares of the Company's common stock for a purchase price of $34,020,000.

                                                                     (Continued)

                                     BANK 10

                          Notes to Financial Statements

                                December 31, 2004

(3)  CAPITAL REQUIREMENTS

      The Company is subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines, the Company must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification of the Company is subject to qualitative judgments by the regulators about components, risk-weightings, and other factors.

      Quantitative measures established by regulations to ensure capital adequacy require the Company to maintain minimum amounts and ratios (set forth in the following table) of total and Tier I capital to risk-weighted assets, and of Tier I capital to adjusted-average assets. Management believes, as of December 31, 2004, the Company met all capital adequacy requirements to which they are subject.

      As of December 31, 2004, the most recent notification from the regulatory authorities categorized the Company as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Company must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since the notifications that management believes have changed the Company's categories.

      The actual and required capital amounts and ratios for the Company as of December 31, 2004 are as follows (dollars in thousands):

                                                                                         TO BE WELL CAPITALIZED
                                                                                        UNDER PROMPT CORRECTIVE
                                                 ACTUAL         CAPITAL REQUIREMENTS        ACTION PROVISION
                                          ------------------    --------------------    -----------------------
                                          AMOUNT       RATIO    AMOUNT         RATIO      AMOUNT      RATIO
                                          -------      -----    -------        -----     -------      -----
Total capital (to risk-weighted
   assets):                               $15,077      10.21%   $11,810         8.00%    $14,763      10.00%
Tier I capital (to risk-weighted
   assets):                                13,721       9.31      5,905         4.00       8,858       6.00
Tier I capital (to adjusted
   average assets):                        13,721       7.91      5,205         3.00       8,674       5.00

      Bank dividends are the principal source of funds for payment of dividends by the Company to its stockholder. The Company is subject to regulations, which require the maintenance of minimum capital requirements. At December 31, 2004, unappropriated retained earnings of approximately $1,724,000 were available for the declaration of dividends by the Company without prior approval from regulatory authorities.

                                                                     (Continued)

                                     BANK 10

                          Notes to Financial Statements

                                December 31, 2004

(4)   LOANS

       A summary of loans, by classification, at December 31, 2004 is as follows:

Real estate - construction                 $  44,049,287
Real estate - mortgage                        70,617,423
Commercial                                    11,083,468
Installment and other consumer                 3,031,597
Unamortized loan origination fees               (166,118)
                                           -------------
                                             128,615,657

     Less allowance for loan losses            1,356,477
                                           -------------
                                           $ 127,259,180
                                           =============

      The Company grants real estate, commercial, installment, and other consumer loans to customers located within the communities surrounding Belton, Independence, Harrisonville, and Raymore, Missouri. As such, the Company is susceptible to changes in the economic environment in these communities. The Company does not have a concentration of credit in any one economic sector. Installment and other consumer loans consist primarily of the financing of vehicles.

      Changes in the allowance for loan losses for 2004 are as follows:

Balance, beginning of year                         $ 1,367,547
Provision for loan losses                               11,829
Charge-offs                                           (103,311)
Recoveries of loans previously charged off              80,412
                                                   -----------
Balance, end of year                               $ 1,356,477
                                                   ===========

      At December 31, 2004, the balance of nonaccrual loans was $236,246 and the corresponding allowance for loan losses was $42,089. The average balance of impaired loans during 2004 was $456,000.

      A summary of interest income on nonaccrual loans for 2004 is as follows:

Income recognized                          $14,646
Interest income had interest accrued        85,314

                                                                     (Continued)

\
                                     BANK 10

                          Notes to Financial Statements

                                December 31, 2004

(5)      INVESTMENT IN DEBT AND EQUITY SECURITIES

       The amortized cost and fair value of debt and equity securities classified as available-for-sale at December 31, 2004 are as follows:

                                                           GROSS          GROSS
                                            AMORTIZED    UNREALIZED     UNREALIZED
                                              COST         GAINS          LOSSES      FAIR VALUE
                                           -----------   -----------   -----------   -----------
Securities of U.S. government
    agencies                               $10,793,362        15,904        94,376    10,714,890
Asset backed securities                      2,879,539         5,523        34,743     2,850,319
Obligations of states and political
    subdivisions                            11,833,253       125,145       102,829    11,855,569
                                           -----------   -----------   -----------   -----------
             Total debt securities          25,506,154       146,572       231,948    25,420,778
Midwest Independent Bancshares stock           150,625            --            --       150,625
Federal Home Loan Bank stock                   897,600            --            --       897,600
                                           -----------   -----------   -----------   -----------
                                           $26,554,379       146,572       231,948    26,469,003
                                           ===========   ===========   ===========   ===========

      The amortized cost and fair value of debt securities classified as available-for-sale at December 31, 2004, by contractual maturity are shown below. Expected maturities may differ from contractual maturities because borrowers have the right to call or prepay obligations with or without prepayment penalties.

                                                AMORTIZED       FAIR
                                                  COST          VALUE
                                               -----------   ----------
Due in one year or less                        $ 5,064,993    5,051,872
Due after one year through five years           10,893,371   10,875,641
Due after five years through ten years           6,423,470    6,400,825
Due after ten years                                244,781      242,121
                                               -----------   ----------
                                                22,626,615   22,570,459
Asset-backed securities ....................     2,879,539    2,850,319
                                               -----------   ----------
                                               $25,506,154   25,420,778
                                               ===========   ==========

      Debt securities with carrying values aggregating approximately $11,500,000 at December 31, 2004 were pledged to secure public funds, securities sold under agreements to repurchase, and for other purposes as required or permitted by law.

                                                                     (Continued)

                                     BANK 10

                          Notes to Financial Statements

                                December 31, 2004

Gross unrealized losses on investment securities and the fair value of the related securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2004, were as follows:

                                       LESS THAN 12 MONTHS             12 MONTHS OR MORE                  TOTAL
                                 ---------------------------     --------------------------     ------------------------
                                      FAIR        UNREALIZED        FAIR         UNREALIZED       FAIR         UNREALIZED
                                     VALUE          LOSSES          VALUE          LOSSES         VALUE          LOSSES
                                 ------------     ----------     ----------     -----------     -----------     --------
Securities of U.S. government
       agencies                  $  8,254,600        (80,466)     1,998,125         (13,910)     10,252,725      (94,376)
Asset-backed securities               941,512        (11,408)     1,478,909         (23,335)      2,420,421      (34,743)
 Obligations of states and
       political subdivisons        4,525,425        (84,797)     1,489,024         (18,032)      6,014,449     (102,829)
                                 ------------     ----------     ----------     -----------     -----------     --------
                                 $ 13,721,537       (176,671)     4,966,058         (55,277)     18,687,595     (231,948)
                                 ============     ==========     ==========     ===========     ===========     ========

Securities of U.S. government agencies: The unrealized losses on investments in securities of U.S. government agencies were caused by interest rate increases. It is expected that the securities would not be settled at a price less than the amortized cost of the investment. Because the Company has the ability and intent to hold these investments until a market price recovery or maturity, these investments are not considered other-than-temporarily impaired.

Asset-backed securities: The unrealized losses on asset-backed securities were caused by interest rate increases. The contractual cash flows of these securities are guaranteed by various government or government sponsored agencies. It is expected that the securities would not be settled at a price less than the amortized cost of the investment. Because the decline in fair value is attributable to changes in interest rates and not credit quality, and because the Company has the ability and intent to hold these investments until a market price recovery or maturity, these investments are not considered other-than-temporarily impaired.

Obligations of states and political subdivisions: The unrealized losses on investments in obligations of states and political subdivisions were caused by interest rate increases. It is expected that the securities would not be settled at a price less than the amortized cost of the investment. Because the Company has the ability and intent to hold these investments until a market price recovery or maturity, these investments are not considered other-than-temporarily impaired.

                                                                     (Continued)

                                     BANK 10

                          Notes to Financial Statements

                                December 31, 2004

(6)   PREMISES AND EQUIPMENT

      A summary of premises and equipment at December 31, 2004 is as follows:

Land                               $1,177,934
Buildings and improvements          4,491,196
Furniture and equipment             2,832,972
                                   ----------
                                    8,502,102
Less accumulated depreciation...    3,156,788
                                   ----------
                                   $5,345,314
                                   ==========

(7)   DEPOSITS

      The scheduled maturities of time deposits at December 31, 2004 are as follows:

Due within:
     One year                $54,715,439
     Two - three years        11,493,774
     Over three years            800,188
                             -----------
                             $67,009,401
                             ===========

(8)   SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

      Information relating to securities sold under agreements to repurchase at December 31, 2004 is as follows:

Average daily balance                            $     755,814
Maximum balance at month-end                         1,370,408
Weighted average interest rate at year-end                2.00%
Weighted average interest rate for the year               1.49%

      The securities underlying the agreements to repurchase are under the control of the Company.

      Under agreements with unaffiliated banks, the Company may borrow up to $5,000,000 in federal funds on an unsecured basis at December 31, 2004.

                                                                     (Continued)

                                     BANK 10

                          Notes to Financial Statements

                                December 31, 2004

(9)   OTHER BORROWED MONEY

      Other borrowed money at December 31, 2004 is summarized as follows:

FHLB advances, weighted average rate
     of 3.338%, due at various dates through 2009    $16,270,909

      The advances from the FHLB are secured under a blanket agreement which assigns all investment in FHLB stock, as well as mortgage loans equal to 120% of the outstanding advance balance, to secure amounts borrowed by the Company.

      Based upon the collateral pledged to the FHLB at December 31, 2004, the Company had a credit line of $25,605,000 of which $9,346,000 was available for additional borrowings.

      The scheduled principal reduction of other borrowed money at December 31, 2004 was as follows:

2005    $ 5,523,636
2006      5,211,818
2007      2,511,818
2008      1,000,000
2009      2,023,637
        -----------
        $16,270,909
        ===========

(10)  RESERVE REQUIREMENTS AND COMPENSATING BALANCES

      The Federal Reserve Bank required the Company to maintain cash or balances of $667,000 at December 31, 2004, to satisfy reserve requirements.

      Average compensating balances held at correspondent banks were $2,231,000 at December 31, 2004. The Company maintains such compensating balances with correspondent banks to offset charges for services rendered by those banks.

(11)  INCOME TAXES

The Company elected S Corporation status effective January 1, 1997. Earnings and losses after that date are included in the personal federal income tax returns of the stockholders and taxed at their effective tax rates. Accordingly, the Company is not subject to income tax obligations, except for possible "built-in gains taxes" and State of Missouri bank franchise taxes. Therefore, the financial statements generally do not include provisions for federal income taxes after January 1, 1997.

                                                                     (Continued)

                                     BANK 10

                          Notes to Financial Statements

                                December 31, 2004

The composition of income tax expense for 2004 is as follows:

Current:
     State                        $16,653
                                  -------
              Total current       $16,653
                                  =======

(12)  PENSION AND RETIREMENT PLANS

      The Company participates in a 401 (k) plan. The plan was originally effective on January 1, 1983. The amended and restated provisions of the Plan became effective January 1, 2003. All eligible employees receive a contribution of a fixed amount equal to 50% of the elected salary deferral up to 5% of their annual compensation. For the year, the Company contributed $151,914 to the plan.

(13)  Commitments and Contingencies

      The Company issues financial instruments with off-balance-sheet risk in the normal course of business of meeting the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments may involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the balance sheets.

      The Company's extent of involvement and maximum potential exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of these instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for financial instruments included on its balance sheets. At December 31, 2004, no amounts have been accrued for any estimated losses for these financial instruments.

      The contractual amount of off-balance-sheet financial instruments as of December 31, 2004 is as follows:

      Commitments to extend credit       $21,149,575
      Standby letters of credit              247,000

      Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Of the total commitments to extend credit at December 31, 2004, approximately $16,751,000 represents fixed-rate loan commitments. Since certain of the commitments and letters of credit are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies, but may include accounts receivable, inventory, furniture and equipment, and real estate.

                                                                     (Continued)

                                     BANK 10

                          Notes to Financial Statements

                                December 31, 2004

      Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. These standby letters of credit are primarily issued to support contractual obligations of the Company's customers. The credit risk involved in issuing letters of credit is essentially the same as the risk involved in extending loans to customers. The approximate remaining term of standby letters of credit range from one month to ten years at December 31, 2004.

(14)  DISCLOSURES ABOUT FINANCIAL INSTRUMENTS

      A summary of the carrying amounts and fair values of the Company's financial instruments at December 31, 2004 is as follows:

                                                    CARRYING                FAIR
                                                     AMOUNT                 VALUE
                                             ---------------------   -------------------
Assets:
   Loans                                     $         127,259,180           126,533,000
   Investment in debt and
      equity securities                                 26,469,003            26,469,003
   Federal fund sold and
      securities purchased under
      agreements to resell                               3,049,000             3,049,000
   Cash and due from banks                               6,867,227             6,867,227
   Accrued interest receivable                           1,137,669             1,137,669
                                             ---------------------   -------------------
                                             $         164,782,079           164,055,899
                                             =====================   ===================
Liabilities:
   Deposits:
      Demand                                 $          24,020,430            24,020,430
      NOW                                               13,591,817            13,591,817
      Savings                                            9,865,319             9,865,319
      Money market                                      25,828,897            25,828,897
      Time                                              67,009,401            67,122,000
      Federal funds purchased and
         securities sold under
           agreements to repurchase                        946,240               946,240
      Interest-bearing demand
         notes to U.S. Treasury                             19,857                19,857
      Other borrowed money                              16,270,909            16,333,000
      Accrued interest payable                             169,564               169,564
                                             ---------------------   -------------------
                                             $         157,722,434           157,897,124
                                             =====================   ===================

                                                                     (Continued)

                                     BANK 10

                          Notes to Financial Statements

                                December 31, 2004

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate such value:

      LOANS

      Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type, such as real estate - construction, real estate - mortgage, installment and other consumer, and commercial. Each loan category is further segmented into fixed and adjustable interest rate terms and by performing and nonperforming categories.

      The fair value of loans is calculated by discounting scheduled cash flows through estimated maturity using estimated market discount rates that reflect the interest rate risk inherent in the loan. The estimate of maturity is based on the Company's historical experience with repayments for each loan classification, modified, as required, by an estimate of the effect of current economic and lending conditions.

      INVESTMENT IN DEBT AND EQUITY SECURITIES

      Fair values are based on quoted market prices or dealer quotes.

      FEDERAL FUNDS SOLD, CASH, AND DUE FROM BANKS

      For federal funds sold, cash, and due from banks, the carrying amount is a reasonable estimate of fair value, as such instruments reprice in a short time period.

      ACCRUED INTEREST RECEIVABLE AND PAYABLE

      For accrued interest receivable and payable, the carrying amount is a reasonable estimate of fair value because of the short maturity for these financial instruments.

      DEPOSITS

      The fair value of deposits with no stated maturity, such as noninterest-bearing demand, NOW accounts, savings, and money market, is equal to the amount payable on demand. The fair value of time deposits is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

      SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE AND INTEREST-BEARING DEMAND NOTES TO U.S. TREASURY

      For securities sold under agreements to repurchase and interest-bearing demand notes to U.S. Treasury, the carrying amount is a reasonable estimate of fair value, as such instruments reprice in a short time period.

      OTHER BORROWED MONEY

      The fair value of other borrowed money is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for other borrowed money of similar remaining maturities.

                                                                     (Continued)

                                     BANK 10

                          Notes to Financial Statements

                                December 31, 2004

      The fair value estimates provided are made at a point in time based on market information and information about the financial instruments. Because no market exists for a portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the fair value estimates.

(15)  LITIGATION

      Various legal claims have arisen in the normal course of business, which, in the opinion of management of the Company, will not result in any material liability to the Company.

                                                                     (Continued)

                                     BANK 10

             (A Wholly Owned Subsidiary of Drexel Bancshares, Inc.)

                             Condensed Balance Sheet
                                 March 31, 2005

                                   (Unaudited)

                                     ASSETS

Loans, net of allowance for loan losses of $1,357,517                               $ 127,979,846
Investment in available-for-sale debt and equity securities, at fair value             25,412,516
Federal funds sold                                                                      4,293,000
Cash and due from banks                                                                 6,067,782
Premises and equipment                                                                  5,317,213
Accrued interest receivable                                                             1,175,323
Cash surrender value - life insurance                                                   1,500,334
Other assets                                                                               81,061
                                                                                    -------------
                 Total assets                                                       $ 171,827,075
                                                                                    =============
                      LIABILITIES AND STOCKHOLDER'S EQUITY

Deposits:
     Demand                                                                         $  22,938,737
     NOW                                                                               14,886,135
     Savings                                                                           10,202,904
     Money market                                                                      25,670,747
     Time deposits $100,000 and over                                                   24,427,797
     Other time deposits                                                               44,864,705
                                                                                    -------------
                 Total deposits                                                       142,991,025

Securities sold under agreements to repurchase                                            969,450
Interest-bearing demand notes to U.S. Treasury                                              8,778
Other borrowed money                                                                   13,259,091
Accrued interest payable                                                                  215,794
Other liabilities                                                                         499,142
                                                                                    -------------
                 Total liabilities                                                    157,943,280
                                                                                    -------------

Stockholder's equity:
     Common stock, $100 par value. Authorized 1,000 shares;
        issued 1,000 shares at December 31, 2004                                          100,000
     Surplus                                                                            1,150,000
     Retained earnings                                                                 12,955,488
     Accumulated other comprehensive loss                                                (321,693)
                                                                                    -------------
                 Total stockholder's equity                                            13,883,795
                                                                                    -------------
                 Total liabilities and stockholder's equity                         $ 171,827,075
                                                                                    =============

See accompanying notes to unaudited condensed financial statements.

                                     BANK 10

             (A Wholly Owned Subsidiary of Drexel Bancshares, Inc.)

                         Condensed Statements of Income
                   Three Months Ended March 31, 2005 and 2004

                                   (Unaudited)

                                                                                 2005                2004
                                                                              ----------          ----------
Interest income:
     Interest and fees on loans                                               $2,090,444          $1,901,639
     Interest and dividends on debt and equity securities:
        Securities of U.S. government agencies                                    88,768              97,634
        Obligations of states and political subdivisions                         107,887              60,410
        Other securities                                                          13,390               4,867
     Interest on federal funds sold                                               10,705               7,618
                                                                              ----------          ----------
                 Total interest income                                         2,311,194           2,072,168
                                                                              ----------          ----------
Interest expense:
     NOW accounts                                                                 10,845               9,410
     Savings accounts                                                             11,515              12,983
     Money market accounts                                                        84,471             109,888
     Time deposit accounts $100,000 and over                                     172,543              34,086
     Other time deposit accounts                                                 280,971             205,433
     Securities sold under agreements to repurchase                                4,994               1,143
     Other borrowed money                                                        132,833             120,333
                                                                              ----------          ----------
                 Total interest expense                                          698,172             493,276
                                                                              ----------          ----------
                 Net interest income                                           1,613,022           1,578,892
Provision for loan losses                                                          1,400               2,224
                                                                              ----------          ----------
                 Net interest income after provision for loan losses           1,611,622           1,576,668
                                                                              ----------          ----------
Noninterest income:
     Service charges on deposit accounts                                         360,008             382,605
     Gain on sales and calls of debt securities                                   15,391                  --
     Other                                                                        51,810              39,977
                                                                              ----------          ----------
                 Total noninterest income                                        427,209             422,582
                                                                              ----------          ----------
Noninterest expense:

     Salaries and employee benefits                                              823,435             731,938
     Occupancy expense, net                                                       87,409             100,286
     Furniture and equipment expense                                              91,924              83,315
     Processing expense                                                           75,421              84,868
     Advertising and promotion                                                    33,160              28,673
     Postage and printing and supplies                                            76,590              66,329
     Other                                                                       213,437             164,956
                                                                              ----------          ----------
                 Total noninterest expense                                     1,401,376           1,260,365
                                                                              ----------          ----------
                 Income before income taxes                                      637,455             738,885
Income taxes                                                                       5,470                  --
                                                                              ----------          ----------
                 Net income                                                   $  631,985          $  738,885
                                                                              ==========          ==========

See accompanying notes to unaudited condensed financial statements.

                                                                     (Continued)

                                     BANK 10

              (AWholly Owned Subsidiary of Drexel Bancshares, Inc.)

                       Condensed Statements of Cash Flows
                   Three Months Ended March 31, 2005 and 2004

                                   (Unaudited)

                                                                                    2005             2004
                                                                                ------------     ------------
Cash flows from operating activities:
Net income                                                                      $    631,985     $    738,885
   Adjustments to reconcile net income to net cash
     cash provided by operating activities:
        Provision for loan losses                                                      1,400            2,224
        Depreciation expense                                                          79,309           81,792
        Net amortization of debt securities premiums and discounts                    42,199           31,793
        (Increase) decrease in accrued interest receivable                           (37,654)          70,373
        Increase in cash surrender value - life insurance                            (13,366)         (12,323)
        (Increase) decrease in other assets                                           38,456          (66,013)
        Increase (decrease) in accrued interest payable                               46,230           (4,728)
        Increase in other liabilities                                                118,218           89,928
        Gain on sales and calls of debt securities                                   (15,392)               -
        Gain on disposition of premises and equipment                                      -              (69)
                                                                                ------------     ------------
          Net cash provided by operating activities                                  891,385          931,862

Cash flows from investing activities:
     Net increase in loans                                                          (733,266)      (5,166,159)
     Purchase of available-for-sale debt securities                               (1,200,870)      (3,791,458)
     Proceeds from maturities of available-for-sale debt securities                  762,411        2,206,287
     Proceeds from calls of available-for-sale debt securities                       510,000        1,584,000
     Proceeds from sales of available-for-sale debt securities                       721,822                -
     Purchase of premises and equipment                                              (51,208)         (69,243)
     Proceeds from dispositions of premises and equipment                                  -           30,000
     Proceeds from sales of other real estate owned and repossessions                 17,693            3,101
                                                                                ------------     ------------
          Net cash provided (used) in investing activities                      $     26,582     $ (5,203,472)
                                                                                ------------     ------------

Continued on next page

                                                                       Continued

                                     BANK 10

             (A Wholly Owned Subsidiary of Drexel Bancshares, Inc.)

                 Condensed Statements of Cash Flows (Continued)
                   Three Months Ended March 31, 2005 and 2004

                                   (Unaudited)

                                                                               2005           2004
                                                                          -------------     ------------
Cash flow from financing activities:
  Net increase (decrease) in demand deposits                              $  (1,081,693)    $  2,339,821
  Net increase in interest-bearing transaction accounts                       1,473,753        3,244,984
  Net increase (decrease) in time deposits                                    2,283,101         (409,971)
  Net increase (decrease) in securities sold under agreements to
   repurchase                                                                    23,210         (269,176)
  Net decrease in interest-bearing demand notes to U.S. Treasury                (11,079)         (29,105)
  Proceeds from Federal Home Loan Bank borrowings                                     -        2,500,000
  Repayment of Federal Home Loan Bank borrowings                             (3,011,818)         (11,818)
  Cash dividends paid                                                          (148,886)        (116,499)
                                                                          -------------     ------------
         Net cash provided by financing activities                             (473,412)       7,248,236

Net increase in cash and cash equivalents                                       444,555        2,976,626
Cash and cash equivalents, beginning of period                                9,916,227        7,150,389
                                                                          -------------     ------------
Cash and cash equivalents, end of period                                  $  10,360,782     $ 10,127,015
                                                                          =============     ============

Supplemental disclosure of cash flow information -
  Cash paid during period for:
   Interest                                                               $     651,942     $    498,004
   Income taxes                                                                   7,474                -

Supplemental schedule of noncash investing activities -
  Other real estate and repossessions acquired in settlement
    of loans                                                              $      11,200     $     11,185

See accompanying notes to unaudited condensed financial statements.

                                                                     (Continued)

                                     BANK 10

             (A Wholly Owned Subsidiary of Drexel Bancshares, Inc.)

                          NOTES TO FINANCIAL STATEMENTS

                                   (UNAUDITED)

                   Three Months Ended March 31, 2005 and 2004

      The accompanying unaudited condensed financial statements include all adjustments that in the opinion of management are necessary in order to make those statements not misleading. Operating results for the period ended March 31, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005.

      The accompanying unaudited financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Certain information and note disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed and omitted. These financial statements contain all adjustments (consisting of normal recurring accruals) necessary to present fairly the financial position as of March 31, 2005 and the statements of income and cash flows for the three months ended March 31, 2005 and 2004.

COMPREHENSIVE INCOME

      For the three-month periods ended March 31, 2005 and 2004, unrealized holding gains and losses on investments in debt and equity securities available-for-sale were the only other comprehensive income component. Comprehensive income for the three-month periods ended March 31, 2005 and 2004 is summarized as follows:

                                                                              THREE MONTHS ENDED
                                                                                   MARCH 31,
                                                                           -------------------------
                                                                               2005          2004
                                                                           ----------     ----------
Net income                                                                 $  631,985     $  738,885
  Other comprehensive income (loss):
     Net unrealized holding gains (losses) on investments in debt
       and equity securities available-for-sale                              (251,709)        92,732
     Adjustment for net securities losses (gains) realized in
       net income                                                              15,391              -
                                                                           ----------     ----------
         Total other comprehensive income (loss)                             (236,318)        92,732
                                                                           ----------     ----------
         Comprehensive income                                              $  395,667     $  831,617
                                                                           ==========     ==========

                                     BANK 10

             (A Wholly Owned Subsidiary of Drexel Bancshares, Inc.)

                          NOTES TO FINANCIAL STATEMENTS

                                   (UNAUDITED)

                   Three Months Ended March 31, 2005 and 2004

SUBSEQUENT EVENT

On May 2, 2005, Exchange National Bancshares, Inc. completed its acquisition of all of the outstanding shares of Bank 10 for cash of $34,020,000. As a result, Bank 10 has become a wholly owned subsidiary of Exchange. Bank 10 will apply purchase accounting as of May 2, 2005, adjusting Bank 10's assets and liabilities to the their fair values, including goodwill resulting from the acquisition.

                          EXCHANGE NATIONAL BANCSHARES

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

      On May 2, 2005 Exchange National Bancshares, Inc. (Company) completed the purchase of Bank 10 of Belton, Missouri from Drexel Bancshares, Inc. Our Company paid $34,020,000 in cash which resulted in the recording of approximately $4,500,000 of core deposit intangible and approximately $13,968,000 of goodwill. The core deposit intangible value is subject to final adjustment pending the completion of a third party core deposit valuation. At the date of acquisition, Bank 10 had total assets of approximately $178,296,000, loans of approximately $133,278,000, and deposits of approximately $149,299,000.

      $23,000,000 of the purchase price was funded thru the issuance of Trust Preferred securities with the balance of the purchase price provided by cash on hand. The following unaudited pro forma balance sheet and income statements reflect all significant pro forma adjustments for the periods presented. The pro forma statements do not reflect anticipated cost savings that our Company expects to recognize from the consolidation operations.

                          EXCHANGE NATIONAL BANCSHARES

                 UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEET
                                 MARCH 31, 2005

                                                         EXCHANGE                                          CONSOLIDATED
                                                         NATIONAL                        PRO FORMA          PRO FORMA
                                                        BANCSHARES        BANK 10       ADJUSTMENTS          03/31/05
                                                       -------------   -------------   --------------    ---------------
ASSETS

Loans, net of allowance for loan losses                $ 633,572,974   $ 127,979,846   $            -    $   761,552,820

Investment in available for sale debt
      and equity securities, at fair value               223,793,181      25,412,516      (23,000,000)(1)    249,205,697
Federal funds sold                                        37,135,691       4,293,000      (11,017,304)(1)     30,411,387
Cash and due from banks                                   22,222,447       6,067,782                -         28,290,229
Premises and equipment                                    22,284,338       5,317,213        1,665,219(2)      29,266,770
Accrued interest receivable                                5,719,294       1,175,323                -          6,894,617
Mortgage servicing rights                                  1,588,292               -                -          1,588,292
Goodwill                                                  25,196,736               -       13,968,289(2)      39,165,025
Intangible assets                                            744,354               -        4,500,000(2)       5,244,354
Cash surrender value - life insurance                              -       1,500,334                -          1,500,334
Other assets                                               4,330,248          81,061                -          4,411,309
                                                       -------------   -------------   --------------    ---------------
         Total assets                                  $ 976,587,555   $ 171,827,075   $  (13,883,796)   $ 1,134,530,834
                                                       =============   =============   ==============    ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
      Demand                                           $  95,141,393   $  22,938,737   $            -    $   118,080,130
      NOW                                                121,622,912      14,886,135                -        136,509,047
      Savings                                             50,395,643      10,202,904                -         60,598,547
      Money market                                       127,957,574      25,670,747                -        153,628,321
      Time deposits $100,000 and over                     91,379,067      24,427,797                -        115,806,864
      Other time deposits                                251,432,212      44,864,705                -        296,296,917
                                                       -------------   -------------   --------------    ---------------
         Total deposits                                  737,928,801     142,991,025                -        880,919,826

      Federal funds purchased and securities
       sold under agreements to repurchase                51,288,037         969,450                -         52,257,487
      Interest-bearing demand notes to U.S. Treasury         705,725           8,778                -            714,503
      Subordinated notes                                  49,486,000               -                -         49,486,000
      Other borrowed money                                39,253,899      13,259,091                -         52,512,990
      Accrued interest payable                             2,044,364         215,794                -          2,260,158
      Other Liabilities                                    3,674,466         499,142                -          4,173,608
                                                       -------------   -------------   --------------    ---------------
         Total liabilities                               884,381,292     157,943,280                -      1,042,324,572

STOCKHOLDERS' EQUITY
      Common stock - $1 par value; 15,000,000 shares
       authorized; 4,298,353 issued                        4,298,353         100,000         (100,000)(3)      4,298,353
      Surplus                                             22,030,074       1,150,000       (1,150,000)(3)     22,030,074
      Retained earnings                                   69,203,552      12,955,488      (12,955,489)(3)     69,203,551
      Accumulated other comprehensive income (loss)
       net of tax                                           (673,207)       (321,693)         321,693(3)        (673,207)
      Treasury stock, 128,506 shares at cost              (2,652,509)              -                -         (2,652,509)
                                                       -------------   -------------   --------------    ---------------
      Total stockholders' equity                          92,206,263      13,883,795      (13,883,796)        92,206,262
                                                       -------------   -------------   --------------    ---------------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $ 976,587,555   $ 171,827,075   $  (13,883,796)   $ 1,134,530,834
                                                       =============   =============   ==============    ===============

Pro forma adjustments:

(1) To record purchase of Bank 10.
(2) To record pro forma adjustments:
      Premises and equipment - fair value adjustment   $   1,665,219
      Goodwill                                            13,968,289
      Core deposit intangible                              4,500,000
                                                       -------------
                                                       $  20,133,508
                                                       =============
(3) Eliminate stockholder's equity of Bank 10

                                       33                            (Continued)

                          EXCHANGE NATIONAL BANCSHARES

                UNAUDITED CONSOLIDATED PRO FORMA INCOME STATEMENT
                               FOR THE YEAR ENDED
                               DECEMBER 31, 2004

                                                             EXCHANGE                         PRO FORMA             CONSOLIDATED
                                                             NATIONAL                        ADJUSTMENTS              PRO FORMA
                                                            BANCSHARES      BANK 10       DR              CR          12/31/04
                                                           ------------  -----------  -------------------------     ------------
Interest Income:
     Interest and fees on loans                            $ 35,266,846  $ 7,981,078  $         -     $       -     $ 43,247,924
     Interest on debt and equity securities:
         Securities of U.S. Government agencies               3,920,940      355,237            -             -        4,276,177
         Obligations of states and political subdivisions     1,301,547      303,475            -             -        1,605,022
         Other securities                                       164,850       22,124            -        44,856(1)       231,830
     Interest on federal funds sold                             402,818       83,547      172,328(2)          -          314,037
     Interest on interest-bearing deposits                       33,595            -            -             -           33,595
                                                           ------------  -----------  -----------     ---------     ------------
         Total interest income                               41,090,596    8,745,461      172,328        44,856       49,708,585

Interest expense:
     NOW accounts                                               794,070       40,564            -             -          834,634
     Savings                                                    318,461       45,625            -             -          364,086
     Money market account                                     1,265,068      391,256            -             -        1,656,324
     Time deposit accounts $100,000 and over                  1,928,942      405,470            -             -        2,334,412
     Other time deposit accounts                              5,931,091      962,391            -             -        6,893,482
     Federal funds purchased and securities sold
         under agreements to repurchase                         688,248       12,037            -             -          700,285
     Subordinated Notes                                         886,324            -    1,493,856(1)          -        2,380,180
     Federal Home Loan Bank borrowings                        1,567,248      495,421            -             -        2,062,669
     Other borrowings                                             7,459            -            -             -            7,459
                                                           ------------  -----------  -----------     ---------     ------------
         Total interest expense                              13,386,911    2,352,764    1,493,856             -       17,233,531

         Net interest income                                 27,703,685    6,392,697   (1,666,184)       44,856       32,475,054

Provision for loan losses                                       942,000       11,829            -             -          953,829
                                                           ------------  -----------  -----------     ---------     ------------

Net Interest Income after provision for loan losses          26,761,685    6,380,868   (1,666,184)       44,856       31,521,225

Noninterest income:
     Service charges on deposit accounts                      3,041,056    1,552,947            -             -        4,594,003
     Trust department income                                    694,132            -            -             -          694,132
     Brokerage income                                           100,463            -            -             -          100,463
     Mortgage loan servicing fees, net                          431,284            -            -             -          431,284
     Gain on sales of mortgage loans                            796,595            -            -             -          796,595
     Credit card fees                                           173,012            -            -             -          173,012
     Other                                                      496,015      176,009            -             -          672,024
                                                           ------------  -----------  -----------     ---------     ------------
         Total noninterest income                             5,732,557    1,728,956            -             -        7,461,513
                                                           ------------  -----------  -----------     ---------     ------------

Noninterest expense:
     Salaries and employee benefits                          11,226,511    3,115,130            -             -       14,341,641
     Occupancy expense                                        1,142,734      358,262       66,600(3)          -        1,567,596
     Furniture and equipment expense                          2,014,375      338,435            -             -        2,352,810
     FDIC insurance assessment                                  100,232        9,301            -             -          109,533
     Advertising and promotion                                  574,586      172,990            -             -          747,576
     Postage, printing and supplies                             102,181      270,631            -             -          372,812
     Legal, examination, and professional fees                  215,112       44,452            -             -          259,564
     Other                                                    5,006,975      904,551      562,500(3)          -        6,474,026
                                                           ------------  -----------  -----------     ---------     ------------
         Total noninterest expense                           20,382,706    5,213,752      629,100             -       26,225,558
                                                           ------------  -----------  -----------     ---------     ------------

Income before income taxes                                   12,111,536    2,896,072   (2,295,284)       44,856       12,757,180

Income taxes                                                  3,806,556       16,653    1,013,625(4)    787,650(5)     4,049,184
                                                           ------------  -----------  -----------     ---------     ------------

Net income                                                 $  8,304,980  $ 2,879,419  $(3,308,910)    $ 832,506     $  8,707,995
                                                           ============  ===========  ===========     =========     ============

Basic earnings per share                                   $       1.99                                             $       2.09
Diluted earnings per share                                 $       1.98                                             $       2.07

Weighted average shares of common stock outstanding
     Basic                                                    4,169,847                                                4,169,847
     Diluted                                                  4,204,752                                                4,204,752

Pro forma adjustments:

(1) Interest expense on subordinated notes of $23,712,000 @ 6.30% and interest income on equity securities of $712,000 @ 6.30%.

(2) Interest income lost on $10,771,000 of net funds used in excess of funds provided at 1.60%.

(3) To record amortization of fair value adjustments to assets under pushdown accounting ($1,665,000 / 25 yrs) plus amortization of core deposit intangible ($4,500,000 / 8 yrs)

(4) Income taxes on S Corp Income at 35%

(5) Income tax benefit of net acquisition adjustments at 35%

                                                                     (Continued)

                          EXCHANGE NATIONAL BANCSHARES

                UNAUDITED CONSOLIDATED PRO FORMA INCOME STATEMENT
                        FOR THE THREE MONTH PERIOD ENDED
                                 MARCH 31, 2005

                                                            EXCHANGE                            PRO FORMA               CONSOLIDATED
                                                            NATIONAL                           ADJUSTMENTS                PRO FORMA
                                                           BANCSHARES       BANK 10      DR                CR             03/31/05
                                                           -----------    ----------- ----------------------------      ------------
Interest Income:
     Interest and fees on loans                            $ 9,736,094    $ 2,090,444 $        -        $        -      $ 11,826,538
     Interest on debt and equity securities:
         Securities of U.S. government agencies              1,121,606         88,768     25,875  (2)            -         1,184,499
         Obligations of states and political subdivisions      342,914        107,887          -                 -           450,801
         Other securities                                       58,190         13,390          -             9,345  (1)       80,925
     Interest on federal funds sold                            252,652         10,705     71,612  (3)            -           191,745
     Interest on interest-bearing deposits                      15,922              -          -                 -            15,922
                                                           -----------    ----------- ----------        ----------      ------------
         Total interest income                              11,527,378      2,311,194     97,487             9,345        13,750,430

Interest expense:
     NOW accounts                                              355,545         10,845          -                 -           366,390
     Savings                                                    71,245         11,515          -                 -            82,760
     Money market account                                      644,726         84,471          -                 -           729,197
     Certificates of deposit:
         $100,000 and over                                     620,082        172,543          -                 -           792,625
         Other time deposits                                 1,659,442        280,971          -                 -         1,940,413
     Federal funds purchased and securities sold
         under agreements to repurchase                        268,122          4,994          -                 -           273,116
     Subordinated Notes                                        403,065              -    311,220  (1)            -           714,285
     Federal Home Loan Bank borrowings                         414,690        132,833          -                 -           547,523
     Other borrowings                                            3,350              -          -                 -             3,350
                                                           -----------    ----------- ----------        ----------      ------------
         Total interest expense                              4,440,267        698,172    311,220                 -         5,449,659

         Net interest income                                 7,087,111      1,613,022   (408,707)            9,345         8,300,771

Provision for loan losses                                      235,500          1,400          -                 -           236,900
                                                           -----------    ----------- ----------        ----------      ------------

Net Interest Income after provision for loan losses          6,851,611      1,611,622   (408,707)            9,345         8,063,871

Noninterest income:
     Service charges on deposit accounts                       680,509        360,008          -                 -         1,040,517
     Trust department income                                   182,011              -          -                 -           182,011
     Brokerage income                                           40,562              -          -                 -            40,562
     Mortgage loan servicing fees, net                         112,767              -          -                 -           112,767
     Gain on sales of mortgage loans                           129,696              -          -                 -           129,696
     Credit card fees                                           34,968              -          -                 -            34,968
     Other                                                     150,831         67,201          -                 -           218,032
                                                           -----------    ----------- ----------        ----------      ------------
         Total noninterest income                            1,331,344        427,209          -                 -         1,758,553
                                                           -----------    ----------- ----------        ----------      ------------

Noninterest expense:
     Salaries and employee benefits                          2,885,789        823,435          -                           3,709,224
     Occupancy expense                                         289,770         87,409     16,650  (4)            -           393,829
     Furniture and equipment expense                           504,229         91,924          -                 -           596,153
     FDIC insurance assessment                                  24,776          9,729          -                 -            34,505
     Advertising and promotion                                 152,752         33,160          -                 -           185,912
     Postage, printing and supplies                            164,151         76,590          -                 -           240,741
     Legal, examination, and professional fees                 251,096         20,640          -                 -           271,736
     Other                                                     702,695        258,489    140,625  (4)            -         1,101,809
                                                           -----------    ----------- ----------        ----------      ------------
         Total noninterest expense                           4,975,258      1,401,376    157,275                 -         6,533,909
                                                           -----------    ----------- ----------        ----------      ------------

Income before income taxes                                   3,207,697        637,455   (565,982)            9,345         3,288,515

Income taxes                                                   970,083          5,470    223,109  (5)      194,823  (6)    1,003,839
                                                           -----------    ----------- ----------        ----------      ------------

Net income                                                 $ 2,237,614    $   631,985 $ (789,092)       $  204,168      $  2,284,675
                                                           ===========    =========== ==========        ==========      ============
Basic earnings per share                                   $      0.54                                                  $       0.55
Diluted earnings per share                                 $      0.53                                                  $       0.54

Weighted average shares of common stock outstanding
     Basic                                                   4,169,847                                                     4,169,847
     Diluted                                                 4,204,752                                                     4,204,752

Pro forma adjustments.

(1) Interest expense on subordinated notes of $23,712,000 @ 6.30% and interest income on equity securities of $712,000 @ 6.30%.

(2) Interest income on $23,000,000 invested short-term prior to closing at 2.70%.

(3)   Interest income lost on $11,017,000 of cash used in purchase at 2.60%.

(4) To record amortization of fair value adjustments to assets under pushdown accounting ($1,665,000 / 25 yrs) plus amortization of core deposit intangible ($4,500,000 / 8 yrs)

(5)   Income taxes on S Corp Income at 35%

(6)   Income tax benefit of net acquisition adjustments at 35%

                                                                     (Continued)

                                  EXHIBIT INDEX

Exhibit No.                                        Description
-----------                  --------------------------------------------------------
23.1                         Consent of Independent Registered Public Accounting Firm

                                                                     (continued)